                                                                 Exhibit (o)(ii)

                                SCHEDULE A TO THE
                   AMENDED AND RESTATED MULTIPLE CLASS PLAN OF
                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                                Annual Shareholder Service Fee (as a    Annual Transfer Agency Fee (as a
                                                percentage of average daily net         percentage of average daily net
Name of Fund and Class                          assets of  the Fund)                    assets of the Fund)
----------------------
Schwab Municipal Money Fund -- Sweep Shares                        0.20%                                   0.25%

Schwab Municipal Money Fund -- Institutional
Shares                                                             0.17%                                   0.05%

Schwab Municipal Money Fund -- Select Shares                       0.17%                                   0.05%

Schwab Municipal Money Fund - Value Advantage
Shares                                                             0.17%                                   0.05%

Schwab California Municipal Money Fund -
Sweep Shares                                                       0.20%                                   0.25%

Schwab California Municipal Money Fund -
Value Advantage Shares                                             0.17%                                   0.05%

Schwab New York Municipal Money Fund - Sweep
Shares                                                             0.20%                                   0.25%

Schwab New York Municipal Money Fund - Value
Advantage Shares                                                   0.17%                                   0.05%

Schwab Value Advantage Money Fund - Investor
Shares                                                             0.20%                                   0.05%

Schwab Value Advantage Money Fund --
Institutional Shares                                               0.03%                                   0.01%

Schwab Value Advantage Money Fund -- Select
Shares                                                             0.10%                                   0.05%

Schwab Value Advantage Money Fund --
Institutional Prime Shares                                         0.01%                                   0.01%

Schwab Advisor Cash Reserves -- Sweep Shares                       0.20%                                   0.25%

Schwab Advisor Cash Reserves -- Premier Sweep
Shares                                                             0.20%                                   0.25%

                                                                 Exhibit (o)(ii)

Schwab AMT Tax-Free Money Fund -- Sweep
Shares                                                             0.20%                                   0.25%

Schwab AMT Tax-Free Money Fund -- Value
Advantage Shares                                                   0.17%                                   0.05%


                       THE CHARLES SCHWAB FAMILY OF FUNDS

                       Signature:   /s/ Evelyn Dilsaver
                                    ---------------------------
                       Name:        Evelyn Dilsaver
                       Title:       President and Chief Executive Officer

                       Dated as of  10-09-2006
                                    ---------------------------


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